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                                                                  EXHIBIT 10.42


                                 FIRST AMENDMENT
                                       TO
                         OPTION AND CONSULTING AGREEMENT


This First Amendment, dated as of December 18, 1996 to an Option and Consulting Agreement dated as of June 1, 1996, by and among KTI, Inc., a New Jersey corporation ("KTI") and L.T. Lawrence & Co., Inc., a New York corporation (the "Consultant").

Whereas, KTI retained the Consultant to provide certain advisory and other services (collectively, Consulting Services') as set forth in such Option and Consulting Agreement; and

Whereas, the Consultant has the right to one demand registration at the expense of KTI pursuant to Section 1. a. of APPENDIX B to such Option and Consulting Agreement; and

Whereas, the Consultant has made a written demand to KTI to file a registration statement pursuant to such provision;

Now therefore, KTI and the Consultant hereby agree as follows:

1. Section 3. of the Option and Consulting Agreement is amended by changing the end of the Term from June 1, 1999 to June 1, 1997.

2. Section 4. (a) is amended by deleting the phrase "during the Term (as hereinafter defined)" and by inserting "until June 1, 1997" in lieu thereof.

3. Section 4. (b) is amended by inserting the phrase "prior to October 16, 1996" immediately after the word "Consultant" on line two thereof.

4. Section 7. is amended by changing the Term of the Option from June 1, 2001 to June 1, 1999.

5. Section 12. is hereby deleted in its entirety and the words "Intentionally left blank" inserted in lieu thereof.

6. Section 13. is hereby deleted in its entirety and the words "Intentionally left blank" inserted in lieu thereof.

7. Section 17 is hereby amended by inserting "prior to October 16, 1996" in line eight immediately after the word "hereunder".

8. APPENDIX A, 1. a., line four is amended by inserting " until June 1, 1999" immediately after the phrase "from time to time".

9. APPENDIX B, 1. a., line three is amended by deleting "2003" and by inserting "2001" in lieu thereof.
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10. KTI shall file a registration statement not later than February 15, 1997 including the KTI common stock covered by the Consultant's warrants and shall keep such registration statement effective for not less than one year. Upon such filing, KTI shall have satisfied its obligations to file one registration at KTI's sole expense.

11. KTI shall pay $23,000.0 to the Consultant in satisfaction of all fees and expenses due under the Option and Consulting Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.


KTI, Inc.                                           L.T.Lawrence and Co., Inc.


By:____________________                              By:______________
   Nicholas Menonna, Jr.                                Todd Roberti
   Chairman of the Board and
   Chief Executive Officer